Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT
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

             Name                       Jurisdiction of Organization                      Ownership
--------------------------------     ---------------------------------      -------------------------------------
       James Monroe Bank                          Virginia                                  100%
James Monroe Statutory Trust I                   Connecticut                100% of the common voting securities
